Exhibit 99.1

FOR IMMEDIATE RELEASE	February 14, 2007
ARCADIA RESOURCES ANNOUNCES THIRD QUARTER 2007 RESULTS
SOUTHFIELD, Mich. — February 14, 2007 — Arcadia Resources, Inc. (AMEX: KAD), an innovator in consumer healthcare services, announced today its financial results for its third fiscal quarter ended December 31, 2006. The Company’s net revenues were $41.0 million, compared to revenues of $33.3 million for the same period of the prior year, an increase of 23%. Net loss was $3.7 million, or $0.04 per share. That compares to a net loss of $813,000, or $0.01 per share, for the third quarter of fiscal 2006.
John E. Elliott II, Chairman and CEO of Arcadia Resources, Inc., said, “Our performance during the third quarter reflects an ongoing strategic shift in the Company’s business model to develop the potential of our retail pharmacy, retail clinic and home health care operations. We expect our pending acquisition of PrairieStone Pharmacy to complement our pharmacy operations and CareClinic division. In order to take advantage of the growth opportunities offered by demographic change and the shortcomings of the healthcare system, we will continue to invest in the expansion of the CareClinic infrastructure and build our management capabilities. We have recently made some impressive additions to the team and will continue to do so in the near term.”
The increase in net revenues largely reflected acquisitions completed through August 2006 in the Products Division, as well as organic growth in Services. The higher net loss was mostly due to expenses incurred for infrastructure to support the future growth of the Products and Services divisions and to launch Clinic Division operations. Other contributing factors included interest expenses resulting from the increased level of borrowings, and expenses for consulting services and other costs related to Sarbanes-Oxley implementation.
The Services Division revenues for the quarter ended December 31, 2006 were $30.0 million and yielded a gross margin of 26.7%, compared to $27.9 million at a gross margin of 27.2% for the same period of the prior year. Earnings from operations for the Division were $1.2 million compared to $1.3 million in the same quarter of fiscal 2006. Gross margin changes were due to the higher growth rate of the lower margin businesses of travel nursing and non-healthcare staffing service offerings.
The Products Division revenues for the quarter ended December 31, 2006 were $9.8 million at a gross margin of 59.6%, compared to revenues for the year-ago quarter of $5.4 million at a gross margin of 68.5%. The Division’s loss from operations was $607,000 compared to $1.2 million in the same quarter of fiscal 2006. The Division’s growth through acquisitions and internal growth affected the gross margin, as the product mix changed, primarily because of an increase in the pharmacy component from 15% to 29% of the Division’s revenues.
The Retail Division generated revenues of $1.2 million for the quarter ended December 31, 2006, at a gross margin of 52.4% for the period. Losses from operations were $311,000 for the quarter compared to $1.2 million for the same quarter of fiscal 2006 at gross margins of 62.7%. The gross margin for the Retail Division reflects a change in the mix of products being sold through the catalog or at the retail sites.

The Clinic Division, reporting as a separate division by the Company for the first time in the third quarter of fiscal 2007, generated a loss of $1.3 million for the quarter ended December 31, 2006. This reflects the initial investment in new walk-in (non-emergency) clinics in retail host sites. The Division currently consists of twelve CareClinics in three states. Through December 31, 2006, the division had not yet generated any revenues. As of February 1, 2007, 22 additional clinics were under construction.
The Company bolstered its senior management team by adding Alan Lotvin, M.D. as President of its CareClinic Division on October 2, 2006. Dr. Lotvin was President of Specialty Pharmacy Services for Medco Health Solutions, where he held several senior management positions during his 14 years at the Company. More recently, on February 5, 2007, the Company appointed Lynn Fetterman as interim Chief Financial Officer. He joins the Company with thirty years of experience at major companies, including Constellation Brands and Conagra Foods.

Reconciliation of EBITDA to Net Loss:	Quarter Ended December	Quarter Ended December
(in thousands)	31, 2006	31, 2005
Net Loss	$(3,717)	$(813)
Income tax expense	53	17
Interest expense	1,100	168
Depreciation and amortization	1,526	758

EBITDA	$(1,038)	$130
Earnings before interest, income taxes, depreciation and amortization (EBITDA) were $1.8 million for the three quarters ended December 31, 2006 compared to $762,000 for the three quarters ended December 31, 2005.

Reconciliation of EBITDA to Net	Three Quarters Ended	Three Quarters Ended
Loss: (in thousands)	December 31, 2006	December 31, 2005
Net Loss	$(4,611)	$(3,543)
Income tax expense	137	117
Debt discount amortization	—	933
Interest expense	2,418	1,198
Depreciation and amortization	3,861	2,057

EBITDA	$1,805	$762
The presentation above bridges from Net Loss to EBITDA and is presented as a supplemental performance measure and is not intended as an alternative to net income or any other measure calculated in accordance with generally accepted accounting principles. Further, EBITDA may not be comparable to similarly titled measures used by other companies. Management has chosen to present the tables above to enable the reader to more readily understand the Company’s EBITDA measurement due to the requirement to classify the depreciation and amortization related to certain revenue-producing fixed assets as a component of cost of goods sold, while presenting the remainder of depreciation and amortization on the corresponding line of the income statement.

About Arcadia Resources
Arcadia Resources, Inc. is a national provider of alternate site health care services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and catalog of healthcare-oriented products, also available for purchase on http://www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non-emergency) medical clinics inside of retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local healthcare sites. For more information on the Company, visit our website: http://www.arcadiaresourcesinc.com. The Company’s periodic report on Form 10-Q for the quarter ended December 31, 2006 is available on the Company’s website and the SEC website (http://www.sec.gov).
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for retail store health clinic services, required capital investment, build-out schedules, competition, and other factors. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contacts:

Investor Contact:	Krista Finkbeiner at Arcadia Resources, Inc. (239) 434-8884 x201

Media Contact:	Andrew Frank at Kreab/Strategy XXI (212) 935-0210 or
Dan Fleshler at Kreab/Strategy XXI (212) 935-0210

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